UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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NET 1 UEPS TECHNOLOGIES, INC.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2004 STOCK INCENTIVE PLAN
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION AND OTHER MATTERS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REMUNERATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
ADDITIONAL INFORMATION

NET 1 UEPS TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on December 1, 2006

To the Shareholders of Net 1 UEPS Technologies, Inc.:
     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Net 1 UEPS Technologies, Inc., a Florida corporation, will be held at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa on December 1, 2006 at 16h00, local time, for the following purposes:
1.	To elect seven directors.

2.	To consider a proposal to amend and restate our 2004 Stock Incentive Plan to increase by 2,845,600 shares the number of shares issuable under the plan and to make other administrative revisions.

3.	To ratify the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm for the 2007 fiscal year.

4.	To act upon any other matter which may properly come before the annual meeting or any adjournment or postponement of the meeting.
     Our Board of Directors has fixed the close of business on October 19, 2006 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of the shareholders as of the record date will be available for inspection by shareholders at our principal executive offices, which is located at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank Johannesburg, South Africa during business hours for a period of ten days prior to the meeting.
     Your attention is directed to our proxy statement and our annual report for the fiscal year ended June 30, 2006, both of which are enclosed with this proxy statement.

The Board of Directors,

/s/ Serge Belamant
Chief Executive Officer,
Chairman of the Board and Directors
Johannesburg, South Africa
November 1, 2006
WE CORDIALLY INVITE ALL SHAREHOLDERS TO ATTEND IN PERSON. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY CARD AND VOTE IN PERSON.

NET 1 UEPS TECHNOLOGIES, INC.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg
South Africa

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
     This proxy statement is being furnished to shareholders of Net 1 UEPS Technologies, Inc., a Florida corporation, in connection with the solicitation by our Board of Directors, or the Board, of proxies for use at the Annual Meeting of Shareholders to be held at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa on December 1, 2006 at 16h00, local time, and at any adjournment or postponement of the annual meeting.
Solicitation
     We will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for these services. Except as described above, we do not presently intend to solicit proxies other than by mail.
     This proxy statement and the accompanying solicitation materials are being sent to our shareholders on or about November 1, 2006.
Revocation of Proxies
     You may revoke your proxy at any time prior to the close of the polls at 23h00, Johannesburg time, on November 30, 2006 by (1) delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, or (2) attending the meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. However, if you are a shareholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of October 19, 2006 in order to vote personally at the annual meeting.

Record Date, Quorum and Voting Requirements
     Each holder of shares of our common stock and special convertible preferred stock outstanding on the close of business on October 19, 2006, the record date, is entitled to notice of and vote at the annual meeting or any adjournment thereof. There were 50,429,385 shares of common stock and 6,499,259 shares of special convertible preferred stock outstanding on the record date. The presence at the annual meeting, in person or by a proxy, of a majority of the total number of outstanding shares of common stock and special convertible preferred stock, or 28,464,323 shares, is necessary to constitute a quorum. Each share of common stock and special convertible preferred stock is entitled to one vote on all matters to be acted upon at the annual meeting. The common stock and the special convertible preferred stock vote together as one class. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, holders of record of common stock and special convertible preferred stock who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the annual meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified us on a proxy form in accordance with industry practice or have otherwise advised us that they lack voting authority. Under the rules that govern brokers who are voting with respect to shares held in a fiduciary capacity, brokers have the discretion to vote shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.
     Broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter.
     All outstanding shares of common stock and special convertible preferred stock represented by valid and unrevoked proxies received in time for the annual meeting will be voted. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders. A shareholder may, with respect to the election of directors (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by writing such nominee’s name on the proxy in the space provided. A shareholder may, with respect to each other matter specified in the notice of meeting (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) ”ABSTAIN” from voting on the matter. If no instructions are given on a properly completed and returned proxy, the shares will be voted FOR the election of the named director nominees, FOR approval of the amendment and restatement of our 2004 Stock Incentive Plan and FOR the ratification of the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm.
     Our seven nominees will be elected by a plurality of votes. Withholding a vote as to any nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions have no effect, since approval by a specific percentage of the shares present or outstanding is not required. With respect to the proposal to amend and restate our 2004 Stock Incentive Plan, the affirmative vote of a majority of the shares of common stock and special convertible preferred stock present in person or by proxy at the meeting and voting is required to approve the proposal. Abstentions will have the same effect as a vote against the proposal. With respect to the proposal to ratify the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm, the proposal will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal, and abstentions will not be taken into account in determining the outcome of the vote on this proposal.
     The Board knows of no additional matters that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The terms of office of each of our current directors will expire at the annual meeting, and at such time as their successors shall be elected and qualified. The Board has determined to nominate for re-election each of our current directors for a one-year term expiring at the annual meeting of shareholders in 2007 and until their successors shall be duly elected and qualified.
     The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.
     Set forth below is information concerning the director nominees named in this section.
     The Board recommends that you vote FOR election of each of the following director nominees.

Dr. Serge C.P. Belamant 53 Years Old Director since 1997 Chairman and Chief Executive Officer	Dr. Serge C.P. Belamant has been a director since our inception in May 1997, our chief executive officer since October 2000 and the chairman of our Board since February 2003. He has also been a director of our subsidiary, Net 1 Applied Technologies South Africa Limited, or New Aplitec, since its inception in June 2004. From June 1997 until June 2004, Dr. Belamant served as chief executive officer and a director of Net 1 Applied Technology Holdings, or Aplitec. From 1996 to 1997, Dr. Belamant served as a consultant in the development of Chip Off-Line Pre-Authorized Card, which is a Visa product. From October 1989 to September 1995, Dr. Belamant served as the managing director of Net 1 (Pty) Limited, a privately owned South African company specializing in the development of advanced technologies in the field of transaction processing and payment systems. Dr. Belamant also serves on the boards of a number of other companies that perform welfare distribution services and the provision of microfinance to customers. Dr. Belamant spent ten years working as a computer scientist for Control Data Corporation where he won a number of international awards. Later, he was responsible for the design, development, implementation and operation of the Saswitch ATM network in South Africa that rates today as the third largest ATM switching system in the world. Dr. Belamant has patented a number of inventions besides the FTS ranging from biometrics to gaming-related inventions. Dr. Belamant has more than 26 years of experience in the fields of operations research, security, biometrics, artificial intelligence and online and offline transaction processing systems. Dr. Belamant holds a PhD in Information Technology and Management.

Herman Gideon Kotze 37 Years Old Director Since 2004 Secretary, Treasurer and Chief Financial Officer	Herman Gideon Kotze has been a director on our Board and our secretary, treasurer and chief financial officer since June 2004. Mr. Kotze is a member of the South African Institute of Chartered Accountants and joined Aplitec in November 1998 as a strategic financial analyst. He has also been a director of New Aplitec since June 2004. From January 2000 until June 2004, he served on the board of Aplitec as Group Financial Director. Mr. Kotze served his articles from 1993 to 1997 at KPMG in Pretoria, South Africa, where he was the audit manager for several major corporations in the manufacturing, mining, retail and financial services industries. During 1998, he joined the Industrial Development Corporation of South Africa Limited, or IDC, as a business analyst. His main duties at the IDC were the evaluation and investigation of ventures requiring funding from the IDC, from small manufacturing concerns to huge multinational projects, as well as the structuring and implementation of loan and equity products for these concerns.

Christopher Stefan Seabrooke 53 Years Old Director Since 2005 Chief Executive Officer of Sabvest Limited	Christopher Stefan Seabrooke was appointed to our Board in January 2005. Mr. Seabrooke is the chief executive officer of Sabvest Limited, an investment and finance group listed on the JSE Securities Exchange South Africa. He is also the non-executive chairman of Massmart Holdings Limited, Metrofile Holdings Limited, and Set Point Technology Holdings Limited and a non-executive director of Datatec Limited and Primedia Limited all of which are listed on the JSE Securities Exchange South Africa. Mr. Seabrooke has served on the boards of more than 20 listed companies. Mr. Seabrooke is a member of The Institute of Directors in South Africa. Formerly, he was the chairman of the South African State Theater and the deputy chairman of each of the National Arts Council and the Board of Business and Arts South Africa. Mr. Seabrooke has degrees in Economics and Accounting from the University of Natal and an MBA from the University of Witwatersrand.

Antony Charles Ball 47 Years Old Director since 2004 Chief Executive Officer of Brait Group	Antony Charles Ball was appointed to our Board in June 2004. Mr. Ball has been the chief executive officer of the Brait Group, or Brait, since March 2000 and, as of June 1, 2005, Mr. Ball became Brait’s executive chairman. Mr. Ball has led the raising and governance of Brait’s private equity funds and is responsible for a number of Brait’s private equity investments. Prior to assuming his current position at Brait, Mr. Ball served as joint deputy chairman of the Brait Group from 1998 to March 2000. Prior to joining Brait, Mr. Ball was the chief executive of Capital Partners, which was the predecessor company to Brait and which pioneered the private equity market in South Africa, from 1991 to 1998. Mr. Ball began his career with Deloitte & Touche Consulting (1986-1991), where he co-founded its Strategy Group. Mr. Ball is a member of the board of Brait S.A. and its subsidiaries, and of New Aplitec. Mr. Ball has been designated as a director by South African Private Equity Fund III, L.P., an affiliate of Brait, or SAPEF, pursuant to a contractual arrangement.

Alasdair J. K. Pein 46 Years Old Director Since 2005 Director of Southern Cross Capital UK Limited	Alasdair Jonathan Kemsley Pein was appointed to our Board in February 2005. Mr. Pein is a director of Southern Cross Capital UK Limited, which manages investment funds for Brenthurst Limited, an investment holding company for the Oppenheimer family interests. From 1994-2002, Mr. Pein was President and CEO of Task (USA), Inc., a New York based investment company. Mr. Pein also serves as a director of Arsenal Digital. Between 1989 and 1994, Mr. Pein worked in London for Bankers Trust International mergers and acquisitions team and then at Gilbert Eliot Corporate Finance. Mr. Pein is a qualified South African chartered accountant and completed his articles with Deloitte & Touche, (South Africa) in Johannesburg in 1987. Mr. Pein has been designated as a director by SAPEF pursuant to a contractual arrangement.

Paul Edwards 52 Years Old Director Since 2005 Executive Chairman of Merryn Capital	Paul Edwards was appointed to our Board in July 2005. Mr. Edwards is the executive chairman of Merryn Capital, a privately-owned financial services group. From 2002 to 2005, Mr. Edwards was executive chairman of Chartwell Capital Group. In January 2005, Mr. Edwards was appointed non-executive chairman of Starcomms, a Nigerian telecommunications operator. Prior to that, Mr. Edwards was the chief executive officer of MTN Group, a pan-African mobile operator. Between 1999 and 2001, Mr. Edwards was the chief executive officer of the Johnnic Group in South Africa, of which the MTN Group was a subsidiary. Between 1995 and 1999, Mr. Edwards was the chief operating officer of MEASAT Broadcast Network, a Malaysian-based regional pay television operator. Between 1993 and 1995, Mr. Edwards was executive vice president of satellite television broadcaster Star TV, based out of Hong Kong. Between 1989 and 1993, Mr. Edwards was chief executive officer of Multichoice, Africa’s leading pay television operator. Mr. Edwards has a BSc and an MBA from the University of Cape Town.

Florian P. Wendelstadt 39 Years Old Director Since 2005 Managing Director of General Atlantic LLC	Florian P. Wendelstadt was appointed to our Board in August 2005. Mr. Wendelstadt has been a Managing Director of General Atlantic LLC, or GA, a global private equity firm that provides capital for growth companies driven by information technology or intellectual property since December 2000, and has been with GA since 1997. Mr. Wendelstadt also serves as a director of Liberata Limited and Saxo Bank A/S. Mr. Wendelstadt has a BA in Economics from Passau University in Germany and an MBA from the European School of Management. Mr. Wendelstadt serves as a director on our Board pursuant to a contractual arrangement between us and investment entities affiliated with GA pursuant to which GA is entitled to designate one person to serve on our Board.

Information Regarding the Board and Board Committees
     Board. Our Board held meetings on six occasions during the fiscal year ended June 30, 2006. Each director attended or participated in more than 75% of the aggregate number of meetings of the Board and meetings of those committees of the Board on which such director served during the year. It is our policy to have each director attend the meetings of shareholders. Four of our directors attended last year’s annual meeting. The Board has concluded that Messrs. Seabrooke, Pein, Edwards and Wendelstadt are “independent” as defined under Nasdaq Rule 4350(c) and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, or the Exchange Act, as that term relates to membership on the Board and the various Board committees. Mr. Ball is an “independent” director as defined under Nasdaq rules but is not eligible to serve on our audit committee, under Rule 10A-3(b)(1). The Board has established an audit committee, a remuneration committee and a nominating and corporate governance committee. The Board has adopted a charter for each of these committees, copies of which are available on our website at www.net1ueps.com or upon request made by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa or by telephone to our Investor Relations Department at (604) 484-8750.
     Audit Committee. The audit committee consists of Messrs. Seabrooke, Pein and Edwards. The Board has determined that Mr. Seabrooke is an “audit committee financial expert” as that term is defined in applicable SEC rules, and that all three members meet Nasdaq’s financial literacy criteria. The audit committee held nine meetings during the 2006 fiscal year. The audit committee was established by the Board for the primary purpose of overseeing or assisting the Board in overseeing the following:
•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors;

•	the performance of our independent auditors and of the internal audit function; and

•	our systems and disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by us.
     The audit committee operates under a written charter adopted by the Board, which is available without charge on our website, www.net1ueps.com.
     Remuneration Committee. The remuneration committee consists of Messrs. Pein, Seabrooke and Ball. The remuneration committee held three meetings during the 2006 fiscal year. If Messrs. Edwards and Wendelstadt are re-elected at the annual meeting, they will become members of the remuneration committee. The remuneration committee reviews and makes recommendations to the Board regarding the following matters:
•	development and implementation of our compensation policies, strategies, plans and programs, and disclosure relating to these matters;

•	administration of our stock option, stock incentive and other equity compensation plans;

•	compensation-related matters outside the ordinary course, including employment contracts, change-in-control provisions and severance arrangements;

•	compensation of our chief executive officer including the review and approval of relevant performance goals and objectives and the evaluation of the performance of the chief executive officer in light of those goals and objectives;

•	compensation of our other executive officers of our subsidiaries and the remuneration of our Board ; and

•	performance reviews of individual executives and related matters.
     The remuneration committee operates under a written charter adopted by the Board, which is available without charge on our website, www.net1ueps.com.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee consists of Messrs. Seabrooke, Pein, Ball, and Edwards. The Board has determined that each of the members of the committee is independent in accordance with applicable Nasdaq rules. The nominating and corporate governance committee held one meeting during the 2006 fiscal year. If Mr.. Wendelstadt is re-elected at the annual meeting, he will become a member of the nominating and corporate government committee. The principal duties and responsibilities of the nominating and corporate governance committee are as follows:
•	monitor the composition, size and independence of the Board;

•	establish criteria for Board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on each committee of the Board;

•	monitor our procedures for the receipt and consideration of director nominations by shareholders and other persons and for the receipt of shareholder communications directed to our Board;

•	make recommendations regarding proposals submitted by our shareholders;

•	establish and monitor procedures by which the Board will conduct, at least annually, evaluations of its performance;

•	develop and monitor compliance with our corporate governance guidelines; and

•	make recommendations to the Board regarding management succession planning and corporate governance best practices.
     The nominating and corporate governance committee operates under a written charter adopted by the Board, which is available without charge on our website, www.net1ueps.com.
Nominations Process and Director Qualifications
     The nominating and corporate governance committee reviews with the Board the skills and characteristics required of Board members. The committee will consider a candidate’s independence, as well as the perceived needs of the Board and the candidate’s background, skills, business experience and expected contributions. At a minimum, members of the Board must possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The committee may also take into account the benefits of diverse viewpoints, as well as the benefits of constructive working relationships among directors.

     The nominating and corporate governance committee also reviews and determines whether existing members of the Board should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors and the changing needs of the Board.
     The nominating and corporate governance committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate composition, size and independence of the Board, and whether any vacancies are expected due to change in employment or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates are evaluated at regular or special meetings of the nominating and corporate governance committee, and may be considered at any point during the year. The committee will consider shareholder recommendations for candidates for the Board that are properly submitted in accordance with our by-laws in the same manner it considers nominees from other sources. In evaluating such recommendations, the committee will use the qualifications standards described above and will seek to achieve a balance of knowledge, experience and capability on the Board.
Shareholder Communications with the Board
     Any shareholder who wishes to communicate directly with the Board may do so via mail or facsimile, addressed as follows:
Net 1 UEPS Technologies, Inc.
Board of Directors
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
Fax: 27 11 880 7080
     The corporate secretary shall transmit any communication to the Board as soon as practicable upon receipt, unless there are safety or security concerns that mitigate against further transmission. The Board, or individual director(s), as applicable, shall be advised of any communication as soon as practicable. Absent safety or security concerns, the corporate secretary shall relay all communications, without any other screening for content.
Corporate Governance Guidelines
     The Board has adopted a set of corporate governance guidelines. We will continue to monitor our corporate governance guidelines and adopt changes as necessary to comply with rules adopted by the SEC and Nasdaq, and to comport with industry practice. This will include comparing our existing policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and the practices of other public companies. A copy of our corporate governance guidelines is available on our website at www.net1ueps.com.
Code of Ethics
     The Board has adopted a written code of ethics, a copy of which is available upon request made either by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa or by telephone to our Investor Relations Department at (604) 484-8750. We require all directors, officers, employees, contractors, consultants and temporary staff to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. Our code of ethics requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. A copy of our code of ethics is available on our website at www.net1ueps.com. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place.
Compensation of Directors
     Directors who are also officers of Net 1 UEPS Technologies, Inc. do not receive separate directors’ fees. Mr. Seabrooke receives annual compensation of ZAR 500,000 (USD68,775) for his services as a non-executive director. Mr. Edwards receives annual compensation of ZAR375,000 (USD51,581) for his services as non-executive director. All compensation is calculated at $1=ZAR7.2701, the exchange rate as of June 30, 2006. We reimburse our directors for out-of-pocket expenses incurred in connection with their attendance at our Board meetings.

PROPOSAL NO. 2: APPROVE THE AMENDMENT AND RESTATEMENT OF OUR 2004 STOCK INCENTIVE PLAN
     We believe that stock options and other stock-based awards are a fundamental element in our compensation program because they emphasize long-term company performance, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and employees. Going forward, there are no shares available for such awards under our 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. and Its Subsidiaries (the “Stock Incentive Plan”). All of the shares initially approved by our shareholders in 2004 for issuance under the Stock Incentive Plan were allocated, as then contemplated, to awards issued in conjunction with the Aplitec acquisition. So that we may continue this important element of our compensation program, we are asking our shareholders to approve an amendment and restatement of the Stock Incentive Plan adopted by our Board to add 2,845,600 shares to the number of shares issuable under the plan and to make other administrative revisions described below. The following description summarizes the material terms of the Stock Incentive Plan, as amended and restated, but is qualified in its entirety by reference to the full text of the amended and restated Stock Incentive Plan, which is set forth as Exhibit A to this proxy statement.
General
     The Stock Incentive Plan permits grants of awards to our employees, directors and consultants in the form of incentive stock options, non-statutory stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, performance-based awards and other awards based on our common stock.
     The Stock Incentive Plan, as it was initially adopted and approved by our shareholders in 2004, provided for the issuance of up to 2,906,980 shares (as adjusted to reflect the reverse stock split effectuated on June 13, 2005) of our common stock. As of October 19, 2006, no shares remain available for grant under the Stock Incentive Plan, although shares underlying outstanding options that are subsequently forfeited or expire without exercise will restore to the Stock Incentive Plan and be available for future grants.
     In June 2006, the Board amended the Stock Incentive Plan to address certain ministerial matters. That amendment, which did not require shareholder approval, expanded the methods by which participants may exercise stock options and clarified the definition of “fair market value” as it relates to shares of our common stock.
     On August 24, 2006, the Board adopted several further modifications to the Stock Incentive Plan, which are reflected in the amendment and restatement of the Stock Incentive Plan that we are asking our shareholders to approve at the annual meeting. The amendment and restatement of the Stock Incentive Plan incorporates the ministerial matters described above, and increases the number of shares issuable under the Stock Incentive Plan by 2,845,600 shares, which represents approximately five percent of the aggregate number of outstanding shares of our common stock and special convertible preferred stock as of August 24, 2006. Therefore, the number of shares issuable under the Stock Incentive Plan will increase from 2,906,980 to 5,752,580 shares. In addition, the remuneration committee determined that it is desirable to set the exercise price of future grants of stock options using the 30-day weighted average trading price prior to the date of grant. The Board added this weighted average pricing mechanism to the definition of “fair market value” under the amendment and restatement of the Stock Incentive Plan.

     We believe the Stock Incentive Plan is an essential component of our compensation program. It plays an important role in enabling us to recruit and retain employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on behalf of our company and its affiliates by providing incentives through the granting of stock-based awards. We believe that we and our shareholders benefit from the added interest which such employees, directors and consultants have in the welfare of our company as a result of their proprietary interest in our success. Without shareholder approval of this proposal, we will not be able to continue this component of our compensation program because the shares available for awards under the Stock Incentive Plan have been exhausted. For these reasons we believe it is critically important that the shareholders approve the amended and restated Stock Incentive Plan.
Administration
     The Stock Incentive Plan provides that it may be administered by the Board or by such committee as the board may designate from time to time. The Board has designated the remuneration committee as the committee responsible for administering the Stock Incentive Plan. The committee may delegate its duties and powers in whole or in part to any subcommittee thereof, which committee shall consist, unless otherwise determined by the board, (i) during any period that we are subject to Section 16 of the Exchange Act, solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and (ii) during any period that the company is subject to Section 162(m) of the Internal Revenue Code of 1986, or the Code, solely of “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). The committee will determine who will receive awards under the Stock Incentive Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Stock Incentive Plan. Awards may, in the discretion of the committee, be made under the Stock Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by us or our affiliates or a company acquired by us or with which we combine. The number of shares underlying such substitute awards shall be counted against the aggregate number of shares available for awards under the Stock Incentive Plan. The committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan. The committee also may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent that the committee deems it necessary or desirable. The committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an award.
Limitations
     No award may be granted under the Stock Incentive Plan after June 7, 2014, but awards granted before that date may extend beyond that date.
Shares Reserved for Awards and Limits on Awards
     The total number of shares of our common stock available under the Stock Incentive Plan will be 5,752,580. Shares covered by awards that expire, terminate or lapse without payment will again be available for the grant of awards under the Stock Incentive Plan, as well as shares that are used by the holder to pay withholding taxes or as payment for the exercise price of an award, if permitted by the committee. The maximum number of shares for which stock options and stock appreciation rights, or for which other stock-based awards may be granted during a calendar year to any participant is 569,120 shares. The shares may consist, in whole or in part, of authorized but unissued shares or treasury shares.

     The number and kind of shares of common stock issued or reserved pursuant to the Stock Incentive Plan or outstanding awards, the maximum number of shares issuable pursuant to awards, the exercise price for awards, and other affected terms of awards, will be adjusted on account of stock splits, stock dividends, reorganizations, recapitalizations, mergers, consolidations, spin-offs and other corporate events.
     In the event of certain corporate events, including stock sales, mergers, and sales of substantial assets, the committee may, but shall not be obligated to, cancel outstanding awards for fair value, waive vesting requirements, provide for the issuance of substitute awards, and/or provide that, for a period of time prior to such corporate event, options will be exercisable for all shares subject to the option and that upon the occurrence of the corporate event the options will terminate.
Type of Awards
          Stock Options
     The Stock Incentive Plan permits the committee to grant employees incentive stock options, which qualify for special tax treatment in the United States, and permits the committee to grant employees, directors and consultants non-statutory stock options. The committee will establish the duration of each option at the time it is granted. The maximum duration of an incentive stock option is ten years after the date of grant. The committee will establish the exercise price of each option at the time it is granted. The exercise price of a stock option may not be less than the fair market value, as defined in the Stock Incentive Plan, of the underlying common stock on the date of grant. As of October 19, 2006, the market value of our common stock as reported on the Nasdaq Global Select Market was $25.52. The committee may establish vesting and performance requirements that must be met prior to the exercise of options. Unless otherwise determined by the committee, stock options will vest ratably (20%), on an annual basis, over a period of five years, commencing with the first anniversary of the grant date.
     The exercise price of stock options may be paid in cash or cash equivalent by the holder. Stock option grants may include provisions that permit the option holder, to the extent permitted by the committee, to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock owned by the option holder, including shares deliverable upon exercise of the option, with a fair market value equal to the exercise price and tax withholding liabilities, or by tendering a promissory note in such form as the committee may specify that bears a market rate of interest and is fully recourse. Stock option grants also may include provisions that permit the option holder, to the extent permitted by the committee and only if there is a public market for the shares, to exercise all or part of the holder’s vested options through a cashless exercise procedure, which requires the delivery of irrevocable instructions to a broker to sell the shares obtained upon exercise of the option and deliver promptly to the company the proceeds of the sale equal to the exercise price of the common stock being purchased.
          Stock Appreciation Rights
     The committee also may grant stock appreciation rights, either singly or in tandem with underlying stock options. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash or shares of our common stock (as determined by the committee) equal in value to the excess of the fair market value of the shares covered by the right over the grant price. The committee may also grant limited stock appreciation rights that are exercisable upon the occurrence of specified contingent events. Such awards may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards are not exercisable while such limited stock appreciation rights are exercisable.

          Other Stock-Based Awards
     The Stock Incentive Plan also permits the committee to grant awards that are valued by reference to, or otherwise based on the fair market value of, our common stock. These awards will be in such form and subject to such conditions, as the committee may determine, including the satisfaction of performance goals, the completion of periods of service or the occurrence of events.
          Eligibility
     Incentive stock options, non-statutory stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, performance-based awards and other awards based on our common stock may be granted under the Stock Incentive Plan to employees, directors and consultants of our company or its affiliates. In addition, these awards may be granted to prospective service providers in connection with written offers of employment, provided that no award may be exercised prior to such person’s commencement of service. As of October 19, 2006, we had approximately 2,054 employees, including four executive officers and five non-executive directors, who were eligible under the Stock Incentive Plan. While any eligible person may be granted non-statutory stock options, only employees may be granted incentive stock options.
     The following table reflects, as of October 19, 2006, awards that have been allocated to each director, executive officer or employee under the Stock Incentive Plan at this time and which are contingent upon approval of this proposal by our shareholders.
New Plan Benefits

Stock Incentive Plan
	Dollar Value	Number of
Name and Position	($)(4)	Options
Dr. Serge C.P. Belamant, Chief Executive Officer, Chairman of the Board and Director	n/a	80,000
Herman G. Kotze, Chief Financial Officer, Treasurer, Secretary and Director	n/a	35,000
Brenda Stewart, Senior Vice President – Marketing and Sales	n/a	25,000
Nitin Soma, Senior Vice President – Information Technology	n/a	20,000
Executive Group (1)	n/a	160,000
Non-Executive Director Group (2)	n/a	0
Non-Executive Officer Employee Group (3)	n/a	409,120

(1)	All current executive officers as a group.

(2)	All current directors who are not executive officers as a group.

(3)	All employees, including all current officers who are not executive officers, as a group.

(4)	The options have a $22.51 per share exercise price. The dollar value of the options is indeterminable until the annual meeting date, at which date, if this proposal is approved, we will determine the fair value of the options for financial reporting purposes using an appropriate option valuation model.

Options Granted to Certain Persons
     The aggregate number of shares of common stock subject to options and other stock-based awards granted to certain persons under the Stock Incentive Plan since its inception are as follows: Dr. Serge C.P. Belamant, Chief Executive Officer, Chairman of the Board and Director, 416,667 shares; Herman G. Kotze, Chief Financial Officer, Treasurer, Secretary and Director, 416,667 shares; Brenda Stewart, Senior Vice President – Marketing and Sales, 416,667 shares; and Nitin Soma, Senior Vice President – Information Technology, 333,333 shares; all current executive officers as a group, an aggregate of 1,583,334 shares; all current directors who are not executive officers as a group, an aggregate of 166,668 shares; and all employees, including current officers who are not executive officers, as a group, an aggregate of 1,156,978 shares. The aforementioned number of shares does not include the contingent option grants that are reflected in the New Plan Benefits table above. Since its inception, no options have been granted under the Stock Incentive Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the Stock Incentive Plan.
Performance Standards and Section 162(m)
     Performance criteria for performance-based awards under the Stock Incentive Plan may relate to any combination of the total corporation, a subsidiary, and/or any business unit. Performance targets may be set at a specific level or may be expressed relative to measures at comparison companies or a defined index. The committee will establish specific targets for recipients.
     In general, Section 162(m) of the Code prevents the deductibility for U.S. income tax purposes of compensation in excess of one million dollars paid in any taxable year to an individual who on the last day of that year is the company’s chief executive officer or is among its four other most highly compensated executive officers, except that a deduction may be taken for compensation that qualifies as performance-based compensation under Section 162(m). Options granted at fair market value ordinarily satisfy the performance-based requirements of
Section 162(m), if shareholder disclosure and approval requirements are met. If restricted stock or performance-based awards are intended to satisfy Section 162(m) deductibility requirements, payments under such awards must be conditioned on attainment of pre-established objective performance measures that have been established and certified by a committee of outside directors and approved by shareholders. The performance criteria under the Stock Incentive Plan include: consolidated earnings before or after taxes, net income, operating income, earnings per share, book value per share, return on shareholder’s equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales, costs, cash flow, working capital, and return on assets. The maximum amount of a performance-based award that may be granted during a calendar year to any participant is: (i) with respect to performance-based awards that are options, 569,120 shares, and (ii) with respect to performance-based awards that are not options, $20.0 million.
Transferability
     Unless otherwise determined by the committee, awards may not be transferred or assigned by the holder otherwise than by will or the laws of descent and distribution.
Amendment
     The Board may amend the Stock Incentive Plan at any time, provided that no amendment will be made without the consent of the affected holder that diminishes the rights of the holder of any award, and except that the board may amend the Stock Incentive Plan in such manner as it deems necessary to permit awards to meet the requirements of the Code or other applicable laws. No amendment to the Stock Incentive Plan by our Board may be made without the approval of shareholders if it would increase the total number of shares reserved for issuance under the Stock Incentive Plan or change the maximum number of shares for which awards may be granted to participants, except for such changes in accordance with the Stock Incentive Plan’s adjustment provisions described above.

United States Federal Income Tax Consequences
     The following discussion of the United States federal income tax consequences relating to the Stock Incentive Plan is based on present United States federal tax laws and regulations and does not purport to be a complete description of the United States federal tax laws. Participants may also be subject to certain U.S. state and local taxes and non-U.S. taxes, which are not described below.
     When a non-statutory stock option is granted, there are generally no U.S. income tax consequences for the option holder or the company. When a non-statutory stock option is exercised, in general, the option holder recognizes compensation equal to the excess, if any, of the fair market value of the underlying class of common stock on the date of exercise over the exercise price. The company is entitled to a deduction equal to the compensation recognized by the option holder.
     When an incentive stock option is granted, there are no U.S. income tax consequences for the option holder or the company. When an incentive stock option is exercised, the option holder does not recognize income and the company does not receive a deduction. The option holder, however, must treat the excess, if any, of the fair market value of the underlying class of common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder disposes of the shares after the option holder has held them for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain to the option holder. The company is not entitled to a deduction. If the option holder makes a “disqualifying disposition” of the stock by disposing of the stock before the stock has been held for the holding periods described above, the option holder generally recognizes compensation income equal to the excess, if any, of (1) the fair market value of the stock on the date of exercise, or, if less, the amount received on the disposition, over (2) the exercise price. The company is entitled to a deduction equal to the compensation recognized by the option holder.
     When a stock appreciation right is granted, there are no U.S. income tax consequences for the participant or the company. When a stock appreciation right is exercised, in general, the participant recognizes compensation equal to the cash and/or the fair market value of the stock received on exercise. The company is entitled to a deduction equal to the compensation recognized by the participant.
     In general, other types of awards that may be issued under the Stock Incentive Plan are taxable to the holder upon receipt, except that awards of restricted stock are taxable to the holder on the date the shares vest, or on the date of receipt if the individual makes an election under Section 83(b) of the Code.
     The Board recommends a vote FOR approval of the amendment and restatement of the Stock Incentive Plan.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The audit committee of our Board has selected the firm of Deloitte & Touche (South Africa), or Deloitte, to serve as independent registered public accounting firm for the fiscal year ending June 30, 2007. A representative of Deloitte is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders. Deloitte currently serves as our independent registered public accounting firm.
     We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the audit committee may reconsider this appointment. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.
     The Board recommends a vote FOR ratification of Deloitte.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
     On June 7, 2004, we completed, from a legal perspective, the acquisition of Aplitec. Subsequent to the completion of the acquisition, 99.2% of Aplitec’s shareholders elected the reinvestment option as of June 28, 2004. As a result, Aplitec was deemed to be the accounting acquirer of us. From an accounting perspective, June 28, 2004 is considered to be the consummation date of the reverse acquisition, as this was the date when the accounting acquirer could be identified. Therefore, Aplitec’s historical financial statements became our historical financial statements as of June 28, 2004. On July 12, 2004, our Board decided to dismiss Manning Elliot, Chartered Accountants as our independent auditors and engage Deloitte to serve as our independent auditors for the year ending June 30, 2004. Our Board decided not to retain PKF (Jhb) Inc., or PKF, the independent auditors of Aplitec.
     The reports of Manning Elliott on the financial statements of Net 1 UEPS Technologies, Inc. for the three fiscal years ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. The audit reports contained a modification expressing substantial doubt about Net 1 UEPS Technologies, Inc.’s ability to continue as a going concern. This modification was attributable to the circumstances that Net 1 UEPS Technologies, Inc. had limited revenues and suffered recurring losses from operations.
     In connection with the audit for the three fiscal years ended December 31, 2003 and in connection with Manning Elliott’s review of the subsequent interim period preceding dismissal on March 31, 2004, there have been no disagreements between the Company and Manning Elliott on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which would have caused Manning Elliott to make a reference thereto in its report on Net 1 UEPS Technologies, Inc.’s financial statements for these fiscal years and through July 12, 2004. During the three fiscal years ended December 31, 2003 and prior to July 12, 2004, Net 1 UEPS Technologies, Inc. had no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.
     PKF audited Aplitec’s financial statements for the two years ended June 30, 2003 and 2002. PKF’s reports on Aplitec’s consolidated financial statements for the 2003 and 2002 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as noted therein with regards to the segment report and earnings per share disclosures.
     During Aplitec’s 2003 and 2002 fiscal years and through June 28, 2004, there were no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PKF’s satisfaction, would have caused PKF to make reference to the subject matter in connection with PKF’s report on Aplitec’s consolidated financial statements for such years, and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.
     Prior to July 12, 2004, Net 1 UEPS Technologies, Inc. did not consult with Deloitte regarding (1) the application of the accounting principles, or (2) the type of audit opinion that might be rendered by Deloitte. However, Deloitte was engaged by Aplitec to advise on the application of accounting principles regarding (1) the factors relevant to the identification of the accounting acquirer in the proposed transaction, pursuant to which we, through New Aplitec, would acquire substantially all of the assets and liabilities of Aplitec, and (2) the classification of certain securities issued by New Aplitec (as part of the proposed transaction referred to above) as either equity or liability in our consolidated financial statements if Aplitec were to be the accounting acquirer. During Aplitec’s 2003 and 2002 fiscal years and through June 28, 2004, Aplitec did not consult Deloitte with respect to the application of accounting principles to any other specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

AUDIT AND NON-AUDIT FEES
     The following table shows the fees that we paid or accrued for the audit and other services provided by Deloitte for the years ended June 30, 2006 and 2005.

	Year ended June 30,
	2006	2005
	$ ‘000	$ ‘000
Audit Fees	1,529	838
Audit-Related Fees	—	—
Tax Fees	22	165
All Other Fees	—	169
     Audit Fees – This category includes the audit of our annual consolidated financial statements, review of financial statements included in our quarterly reports on Form 10-Q, the Sarbanes-Oxley Act of 2002 required audit of management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ independent audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
     Audit-Related Fees – This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” There were no such fees paid in the years ended June 30, 2006 or 2005.
     Tax Fees – This category consists of professional services rendered by Deloitte for tax compliance and tax advice. The services for the fees disclosed under this category include tax return review and technical tax advice.
     All Other Fees – There were no such fees paid in the year ended June 30, 2006. For the year ended June 30, 2005, this category consists of fees related to Deloitte’s involvement with our registration statement related to our August 2005 public offering and Nasdaq listing and other miscellaneous items.
Pre-Approval of Non-Audit Services
     Pursuant to our audit committee charter, our audit committee reviews and pre-approves both audit and non-audit services to be provided by our independent auditors. The authority to grant pre-approvals of non-audit services may be delegated to one or more designated members of the audit committee whose decisions will be presented to the full audit committee at its next regularly scheduled meeting. During fiscal 2006, all of the audit, audit-related, tax and other services provided by Deloitte with respect to fiscal year 2006 were pre-approved by the Board and, after constitution, the audit committee.

AUDIT COMMITTEE REPORT
     The audit committee of the Board consists of three independent directors, as required by the Nasdaq listing standards. The audit committee operates under a written charter adopted by the Board and available on the company’s website at www.net1ueps.com. The audit committee is responsible for overseeing our financial reporting process on behalf of the Board. The members of the audit committee are Messrs. Seabrooke, Pein and Edwards. The committee selects, subject to shareholder ratification, our independent registered public accounting firm.
     Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and of our internal control over financial reporting and for issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes.
     In this context, the audit committee has met and held discussions with management and Deloitte & Touche (South Africa), or Deloitte, our independent registered public accounting firm. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee reviewed and discussed the consolidated financial statements with management and Deloitte. The audit committee discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU §380), as may be modified or supplemented). These matters included a discussion of Deloitte’s judgments about the quality (not just the acceptability) of the company’s accounting principles as applied to the company’s financial reporting.
     Deloitte also provided the audit committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with Deloitte that firm’s independence. The committee further considered whether the provision by Deloitte of the non-audit services described above is compatible with maintaining the auditors’ independence.
     Based upon the audit committee’s discussion with management and Deloitte and the audit committee’s review of the representations of management and the disclosures by Deloitte to the audit committee, the committee recommended to the Board that the company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2006, for filing with the SEC.

Audit Committee

Christopher S. Seabrooke, Chairman
Alasdair J. K. Pein
Paul Edwards

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table presents, as of October 19, 2006, information about beneficial ownership of our common stock by:
•	each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.
     Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 50,429,385 shares of common stock and 6,499,259 shares of special convertible preferred stock outstanding as of October 19, 2006. All shares of common stock into which any named person can cause to be converted their special convertible preferred stock and all shares of common stock underlying stock options that are presently exercisable or exercisable within 60 days after October 19, 2006 by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Each share of our outstanding special convertible preferred stock votes together with our common stock on a one vote per share basis. Voting power percentage is based on an aggregate 56,928,644 shares of common stock and special convertible preferred stock outstanding as of October 19, 2006.
     Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority. Except as otherwise noted, each shareholder’s address is c/o Net 1 UEPS Technologies, Inc., President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

	Shares of Common Stock		Voting
	Beneficially Owned		Power
Name of Beneficial Owner	Number	%	%
Dr. Serge C.P. Belamant(1)	2,101,621	4.1%	3.7%
Herman Gideon Kotze(2)	149,999	*	*
Antony Charles Ball(3)	8,333	*	*
Christopher Stefan Seabrooke(3)	8,333	*	*
Alasdair Jonathan Kemsley Pein(3)	8,333	*	*
Paul Edwards(3)	8,333	*	*
Florian P. Wendelstadt(4)	6,409,091	12.7%	11.3%
Brenda Stewart(2)	149,999	*	*
Nitin Soma(5)	116,666	*	*
David Schwarzbach(6)	—	—	—
Investment entities affiliated with Brait S.A.(7)	9,387,984	18.6%	16.5%
Investment entities affiliated with General Atlantic LLC(4)	6,409,091	12.7%	11.3%
Gilder, Gagnon, Howe & Co. LLC(8)	2,652,106	5.3%	4.7%
Investment entities affiliated with Stephen F. Mandel (9)	5,686,646	11.3%	10.0%
Directors and Executive Officers as a group (10 persons)(10)	2,551,617	4.9%	4.5%

*	Less than one percent

(1)	CI Law Trustees Limited for the San Roque Trust dated 8/18/92 owns 800,799 shares of common stock. Dr. Serge C.P. Belamant as proxy of CI Law Trustees has the power to vote all of CI Law Trustees’ shares. Includes 149,999 shares of common stock, 83,332 shares of which may be sold on or after May 8, 2007, and 66,667 shares of common stock may be sold on or after May 8, 2008. Also includes 1,150,822 shares of special convertible preferred stock beneficially owned by Dr. Belamant that are convertible into common stock upon the occurrence of a trigger event. Does not include 33,336 shares of common stock underlying stock options, which are not exercisable and will not become exercisable within 60 days after October 19, 2006.

(2)	Includes 149,999 shares of common stock. Of this amount, 83,332 shares of common stock may be sold on or after May 8, 2007, and 66,667 shares of common stock may be sold on or after May 8, 2008. Does not include 33,336 shares of common stock underlying stock options which are not exercisable and will not become exercisable within 60 days after October 19, 2006.

(3)	Each of Christopher Stefan Seabrooke and Antony Charles Ball beneficially owns options to purchase 25,001 shares of common stock, of which options to purchase 8,333 shares are currently exercisable. Each of Paul Edwards and Alasdair Jonathan Kemsley Pein beneficially owns options to purchase 16,668 shares of common stock, none of which is currently exercisable.

(4)	According to Amendment No. 1 to Schedule 13D, dated June 22, 2006, filed by General Atlantic LLC (“GA”), and its affiliates, General Atlantic Partners 80, L.P. (“GAP 80”), General Atlantic Partners 82, L.P. (“GAP 82”), GapStar, LLC (“GapStar”), GAP Coinvestments III, LLC, (“GAPCO III”), GAP Coinvestments IV, LLC, (“ GAPCO IV”), GAPCO GmbH & Co. KG (“KG”), GAPCO Management GmbH, (“GmbH Management”), and GAP Coinvestments CDA, L.P. (“GAPCO CDA”), these entities beneficially own, in the aggregate, 6,409,091 shares of common stock. GA is the general partner of GAP 80, GAP 82 and GAPCO CDA. GA is also the sole member of GapStar. GmbH Management is the general partner of KG. The Managing Directors of GA are Steven A. Denning (Chairman), William E. Ford (President), Peter L. Bloom, Mark F. Dzialga, Klaus Esser, Vince Feng, William O. Grabe, Abhay Havaldar, David C. Hodgson, Braden R. Kelly, Rene M. Kern, Marc F. McMorris, Matthew Nimetz, Franchon M. Smithson, Tom C. Tinsley, Philip P. Trahanas and Florian P. Wendelstadt (collectively, the “GA Managing Directors”). Mr. Wendelstadt is a director of the Company. The managing members of GAPCO III and GAPCO IV are GA Managing Directors. The business address of each of the GA Managing Directors (other than Messrs. Esser, Feng, Havaldar, Kelly, Tinsley and Wendelstadt) is 3 Pickwick Plaza, Greenwich, Connecticut 06830. The business address of Mr. Esser is Koenigsallee 62, 40212, Duesseldorf, Germany. The business address of Mr. Feng is Suite 2007-10, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The business address of Mr. Havaldar is Room 151, 152 Maker Chambers VI, Naisman Point, Mumbai 400 021, India. The business address of Mr. Kelly is 228 Hamilton Avenue, Palo Alto, California 94301. The business address of Mr. Tinsley is 2401 Pennsylvania Avenue NW, Washington DC 20037.

(5)	Includes 116,666 shares of common stock. Of this amount, 66,666 shares of common stock may be sold on or after May 8, 2007, and 50,000 shares of common stock may be sold on or after May 8, 2008. The amount does not include 33,336 shares of common stock underlying stock options, which are not exercisable and will not become exercisable within 60 days after October 19, 2006.

(6)	On January 9, 2006, the Board granted to Mr. Schwarzbach options to purchase 200,000 shares of common stock at an exercise price of $30.71. These options were not granted under our 2004 Stock Incentive Plan because at the time of grant, there were no shares available for issuance under the plan. These options have expired because Mr. Schwarzbach resigned before any portion of the options vested.

(7)	According to Amendment No. 2 to Schedule 13D, dated June 22, 2006, filed by South African Private Equity Fund III, L.P., SAPEF III International G.P. Limited, Capital Partners Group Holdings Limited and Brait, S.A., these entities beneficially own in the aggregate 9,387,984 shares of common stock, which includes 166,458 shares of special convertible preferred stock. The address and principal place of business of each of SAPEF III Fund and SAPEF G.P. is Walker House, P.O. Box 908, George Town, Grand Cayman, Cayman Islands. The address and principal place of business of Capital Partners is Abbott Building, P.O. Box 3186, Road Town, Tortola, British Virgin Islands. The address and principal place of business of Brait S.A. is 180 rue des Aubepines, L-1145, Luxembourg.

(8)	According to a Schedule 13G, dated August 31, 2005, filed by Gilder, Gagnon, Howe & Co. LLC, Gilder beneficially owns 2,652,106 shares of common stock. The shares reported include 2,372,704 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 245,380 shares held in accounts owned by the partners of Gilder and their families, and 34,022 shares held in the account of the profit-sharing plan of Gilder. Gilder’s principal business address is 1775 Broadway, 26th Floor, New York, NY 10019.

(9)	According to a Schedule 13G, dated March 29, 2006, filed by Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Pine Associates LLC, Lone Pine Capital LLC and Stephen F. Mandel, Jr., these entities and Stephen Mandel beneficially own in the aggregate 5,686,646 shares of common stock. The address of the entity group and Stephen Mandel is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(10)	Includes 1,150,822 shares of special convertible preferred stock. Does not include 200,016 shares of common stock underlying stock options, which are not exercisable and will not become exercisable within 60 days after October 19, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Pursuant to the common stock purchase agreement, dated January 30, 2004, between us and SAPEF, SAPEF is entitled to designate three nominees to our Board. SAPEF has informally agreed to reduce the number of its designated nominees from three to two due to the recent reduction in the number of our shares that SAPEF holds. Messrs. Ball and Pein currently serve on our Board as SAPEF’s designees. Prior to his resignation on October 6, 2006, Mr. Chad L. Smart served on our Board as a SAPEF designee.
     For services provided related to the Aplitec transaction, Brait received fees totaling approximately $3.7 million. Brait exercised its option to purchase an equivalent of 833,333 shares of our common stock for an exercise price of $3.00 per share as partial payment for services rendered. The remaining amount was paid in cash in July 2004. Antony Ball is a director and an officer of Brait S.A. and certain affiliates, including without limitation, Brait International and those affiliates that manage SAPEF and SAPET.
     Pursuant to the stock purchase agreement, dated July 18, 2005, among the investment entities affiliated with General Atlantic, us and certain other parties, General Atlantic is entitled to designate one nominee to our Board. This designee is currently Mr. Wendelstadt. In addition, pursuant to the stock purchase agreement, we agreed to grant registration rights to provide, under certain circumstances and subject to certain limitations, rights with respect to the registration under the Securities Act of our shares held by investment entities affiliated with General Atlantic.
     We are currently negotiating a registration rights agreement with SAPEF and General Atlantic.
     From June 2004 until August 2005, Nedbank Limited, or Nedbank, beneficially-owned more than 5% of our capital stock.
     We have a credit facility with Nedbank, pursuant to which Nedbank has agreed to provide us with a revolving credit facility of up to ZAR 550,000,000, or approximately $75.7 million, at the year ended June 30, 2006 exchange rate of $1:ZAR 7.2701. Borrowings under the facility bear interest at Nedbank’s prime lending rate minus 200 base points. The facility is cross-guaranteed by all of our subsidiaries and is secured by our accounts receivable and intercompany loans receivable. The facility has no termination date but is reviewed annually by Nedbank. During July 2005, we borrowed approximately $4.8 million against this facility in order to fund operations. These amounts were repaid in August 2005. Other than these borrowings, as a group we have not made any other borrowings under the credit facility.
     We provide Nedbank with POS devices and other pay processing hardware. In addition, we have a software development and maintenance contract with Nedbank and provide other sundry services. During our years ended June 30, 2005 and 2004, we earned $2.0 and $1.6 million, respectively under the software development and maintenance contract and $11.1 million and $0.9 million, respectively in hardware sales from Nedbank. In addition, during the year ended June 30, 2004, we earned $0.1 million from other sundry services. Included in our accounts receivable as of June 30, 2005 and 2004 was $0.8 and $1.0 million, respectively due from Nedbank.
     In July 2005, we entered into an agreement with Nedbank pursuant to which Nedbank agreed to waive certain licensing restrictions under our agreements with Nedbank.

EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
     The following table sets forth information relating to all compensation awarded to, earned by or paid by us during the last three fiscal years, to: (a) our Chief Executive Officer; and (b) each of our other executive officers:

		Annual Compensation
		Salary			Bonus(1)
								Other
Name and Principal		$		ZAR‘0	$		ZAR	Annual	Options/
Position	Fiscal Year	‘000		00	‘000		‘000	Compensation	Securities
Dr. Serge Belamant, Chief	2006	500	(2)	3,171	500	(2)		—
Executive Officer,	2005	363		2,261	500		3,342	—	—
Chairman of the Board	2004	249		1,725	101		630	—	(3)
and Director

Herman Kotze, Chief	2006	300	(2)	1,903	225	(2)		—
Financial Officer and	2005	260		1,621	225		1,504	—	—
Director	2004	151		1,050	53		330	—	(3)

Brenda Stewart, Vice-	2006	253	(2)	1,624	65	(2)		—
President — Sales and	2005	221		1,376	61		406	—	—
Marketing	2004	130		900	38		238	—	(3)

Nitin Soma, Vice-	2006	227	(2)	1,456	58	(2)	291	—	—
President — Information	2005	201		1,247	44		291	—	—
Technology	2004	117		812	27		170	—	(4)

David A. Schwarzbach(5)	2006	113		—	—		—	—	(6)
Vice-President Business	2005	—		—	—		—	—
Development — Americas	2004	—		—	—		—	—

(1)	Bonus represents amounts earned in respect of the year indicated and paid in October of the following fiscal year.

(2)	Salary amounts are payable in the ZAR equivalent of the corresponding U.S. dollar amount at the date of the payment. Half the bonus amounts are payable in the ZAR equivalent of the corresponding U.S. dollar amount at the bonus finalization date (October 5, 2006 — $1=ZAR 7.9133). The other half of the bonus amounts are paid in U.S. dollars. The salary payable for the year ended June 30, 2006 has been translated on a monthly basis using the average exchange rate between the $ and ZAR for each of the 12 months ended June 30, 2006. For purposes of translation of salary from $ to ZAR for the year ended June 30, 2006 the exchange rates used ranged between the high of $1=ZAR 6.9599 (in June 2006) and the low of $1:$6.1084 (in April).

(3)	333,334 other stock-based awards at $0.00 (ZAR 0.00) and 83,334 options at $3.00 (ZAR 18.84).

(4)	250,000 other stock-based awards at $0.00 (ZAR 0.00) and 83,334 options at $3.00 (ZAR 18.84).

(5)	Mr. Schwarzbach joined the Company in January 2006 and resigned in September 2006.

(6)	200,000 options at $31.73.
OPTION GRANTS IN LAST FISCAL YEAR
     On January 9, 2006, the Board granted to Mr. Schwarzbach options to purchase 200,000 shares of common stock at an exercise price of $30.71, the closing price of the common stock on January 9, 2006. These options were not granted under the 2004 Stock Incentive Plan because, at that time, there were no shares available for issuance under the plan. We did not seek or obtain shareholder approval for this grant in reliance on the inducement grant exception from the Nasdaq shareholder approval requirement. These options have expired because Mr. Schwarzbach resigned before any portion of the options vested.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
     The dollar values in the table below are calculated based upon the last sale price of our common stock on June 30, 2006, as quoted on the Nasdaq Global Select Market, which was $27.35 per share, less the exercise price of the options.

	Shares
	Acquired				Value Unexercised In-the-
	on	Value	Number of Securities		Money Options at Fiscal Year
	Exercise	Realized	Underlying Unexercised		End
	(#)	($’000)	Options at Fiscal Year-End		($’000)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Serge C.P. Belamant(1)	49,999	780,968	—	33,336	—	811,683
Herman Kotze(1)	49,999	780,968	—	33,336	—	811,683
Brenda Stewart(1)	49,999	780,968	—	33,336	—	811,683
Nitin Soma(2)	33,332	780,968	16,666	33,336	405,841	811,683
David Schwarzbach	—	—	—	200,000	—	—

(1)	Amount does not include 333,334 shares underlying other stock-based awards granted on June 7, 2004 at a cash exercise price of zero, 20% of which shares may be sold on the grant date and each of the next four anniversaries thereof. As of June 30, 2006, 60% of the other stock-based awards have been sold.

(2)	Amount does not include 250,000 shares underlying other stock-based awards granted on June 7, 2004 at a cash exercise price of zero, 20% of which shares may be sold on the grant date and each of the next four anniversaries thereof. As of June 30, 2006, 60% of the other stock-based awards have been sold.
EQUITY COMPENSATION PLAN INFORMATION
     The following table reflects certain information about our common stock that may be issued under our equity compensation plans as of June 30, 2006.

	(a)		(c)
	Number of securities to be	(b)	Number of securities remaining
	issued upon exercise of	Weighted average exercise	available for future issuance
	outstanding options, warrants,	price of outstanding options,	under equity compensation plan
	rights and other stock-based	warrants, rights and other	(excluding securities reflected in
Plan category	awards	stock-based awards	column (a))
Equity compensation plans approved by security holders[1]	632,727	$3.00	0
Equity compensation plans not approved by security holders[2]	1,104,674	$24.00	0
Total	1,737,401	$16.35	0

[1]	Represents options to purchase common stock granted pursuant to the 2004 Stock Incentive Plan, which was approved by shareholders in 2004.

[2]	Includes options to purchase common stock granted under arrangements not approved by the shareholders. The material features of these arrangements are set forth below:
     (a) On January 9, 2006, the company granted to David Schwarzbach options to purchase 200,000 shares of common stock at an exercise price of $30.71, which was the closing price of the common stock on the date of the grant. The options were granted in connection with the hiring of Mr. Schwarzbach. These options were not granted under the 2004 Stock Incentive Plan because, at that time, there were no shares available for issuance under the 2004 Stock Incentive Plan. These options have expired because Mr. Schwarzbach resigned before any portion of the options vested.
     (b) In connection with the acquisition of Prism Holding Limited (“Prism”), the company granted Prism employees options to purchase an aggregate of 904,674 shares of common stock at an exercise price of $22.51 per share, which was the average of the high and low sale prices of the common stock on the date of grant. These options become exercisable in five equal annual installments and expire on August 24, 2016.

Employment Agreements, Termination of Employment and Change in Control Arrangements
          Restraint of Trade Agreements
     We have restraint of trade agreements with each of our executive officers, Dr. Serge C.P. Belamant, Messrs. Herman Kotze and Nitin Soma and Ms. Brenda Stewart. The terms of these agreements provide that upon the termination of the executive’s employment, the executive is restricted, for a period of 24 months, from soliciting business from certain customers, working or holding interests in our competitors or participating in a competitive activity within the territories where we do business.
REMUNERATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The remuneration committee of the Board consists entirely of independent directors. The remuneration committee is responsible for setting and administering the policies that govern the compensation of our executive officers and directors. The committee annually evaluates the performance, and determines the compensation, of our chief executive officer and the other executive officers based upon achievement of the corporate goals that are determined after consultation with these executives. The performance of the chief executive officer and other senior officers will be based on a combination of quantitative and qualitative factors. Quantitative performance measures will include revenue growth, EBITDA growth and EPS growth, while qualitative performance factors will encompass strategic initiatives and the successful build out of our management team.
     In order to assess the competitiveness of compensation rates, the committee has conducted a review of similarly sized companies within the transaction processing sector as well as data from mid cap and small cap companies across a range of related industries. Cash compensation levels have been set at the median level of the range of the data reviewed.
     The remuneration committee’s goals with respect to executive officers, including the chief executive officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the committee evaluates the importance to shareholders of that person’s continued service.
     The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus and (3) stock options.
     Base Salary. Salaries for fiscal 2006 were set based on the above factors and after review of industry comparables. The 2006 base salaries were set in accordance with the criteria listed above and similarly sized companies across a range of industries as well as other Nasdaq listed transaction processing companies.
     Our philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve our vision and mission over the long term. Each individual’s base salary is determined by the remuneration committee after considering a variety of factors that make up market value and prospective value to the company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The remuneration committee may, considering the advice of management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries such as the electronic business and technology industries.
     Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the remuneration committee with advice from management, based upon the committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the committee. In determining bonuses for fiscal 2006, the remuneration committee considered, in addition to the individualized goals, the significant progress that was being made in projects outside of South Africa, as well as the positioning of the Company with the acquisition of Prism which became effective July 3, 2006.
     Stock Options. Stock options are a fundamental element in our executive compensation program because they emphasize long-term company performance, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and employees. Options may be granted to regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the company. The objective is to emphasize a long-term focus by key employees in the acquisition and holdings of common stock in the Company. In determining the size of an option grant to an executive officer, the remuneration committee considers competitive factors, changes in responsibility and the executive officer’s achievement of individual pre-established goals. We generally award options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. Our stock option plan also provides for option grants to members of our Board. Options granted to employees generally vest over periods ranging from four to five years after grant and have 10-year terms from the date of grant.
     Because we had no shares available for issuance under our 2004 Stock Incentive Plan, the named executive officers did not receive any options in fiscal 2006. Because of the fundamental importance of stock option grants in our executive compensation program, on August 24, 2006 we authorized 2,845,600 additional shares under our 2004 Stock Incentive Plan. The company is seeking shareholder approval to authorize these additional shares at the annual meeting.
     Chief Executive Officer’s Compensation. The remuneration committee awarded Dr. Belamant a bonus of $500,000 for fiscal 2006. Dr. Belamant’s base salary was set at $500,000 per year for fiscal 2006. The remuneration committee played a role in the 2006 salary assessment, and will continue to do so on a go forward basis. Dr. Belamant’s cash bonus for the 2006 fiscal year was determined by the remuneration committee after taking into account the high level of achievement in financial performance which included earnings per share growth (+29%), EBITDA growth (+22%) and cash earnings from operations growth (+100%) for that period. In addition, the committee took into consideration the significant progress that was being made in projects outside of South Africa, as well as the strategic positioning of the Company with the acquisition of Prism.
     Compensation Deduction Limit. The remuneration committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance-based, and believes all executive compensation expenses will be deductible by the company for the foreseeable future.
Remuneration Committee
Alasdair J. K. Pein, Chairman
Christopher S. Seabrooke
Antony C. Ball

Remuneration Committee Interlocks and Insider Participation
     Our remuneration committee consists of Alasdair J. K. Pein, the committee’s chairman, Christopher S. Seabrooke and Antony C. Ball. None of the members of our remuneration committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board or remuneration committee of any entity that has one or more of its executive officers serving on our Board or our remuneration committee.
     Pursuant to the common stock purchase agreement, dated January 30, 2004, between us and SAPEF, SAPEF is entitled to designate three nominees to our Board. SAPEF has informally agreed to reduce the number of its designated nominees from three to two due to the recent reduction in the number of our shares that SAPEF holds. Messrs. Ball and Pein currently serve on our Board as SAPEF’s designees. Until his resignation on October 6, 2006, Mr. Chad L. Smart served on our Board as a SAPEF designee. We are currently negotiating with SAPEF III certain registration rights with respect to the shares of common stock owned by SAPEF.
     For services provided related to the Aplitec transaction, Brait received fees totaling approximately $3.7 million. Brait exercised its option to purchase an equivalent of 833,333 shares of our commons stock for an exercise price of $3.00 per share as partial payment for services rendered. The remaining amount was paid in cash in July 2004. Antony Ball is a director and an officer of Brait S.A. and certain affiliates, including without limitation, Brait International and those affiliates that manage SAPEF and SAPET. Chad Smart is an officer of Brait S.A. and certain affiliates, including without limitation, Brait International and those affiliates that manage SAPEF and SAPET.

STOCK PERFORMANCE GRAPH
     The chart below compares the five-year cumulative return, assuming the reinvestment of dividends, on our common stock with that of the S&P 500 Index and the NASDAQ Industrial Index. This graph assumes $100 was invested on June 30, 2001, in each of our common stock, the S&P 500 companies, and the companies in the NASDAQ Industrial Index.

	Cumulative Total Return
	June 2001	June 2002	June 2003	June 2004	June 2005	June 2006
Our common stock	100	78	130	132	193	314
S&P500 Index	100	80	81	94	99	105
NASDAQ Industrial Index	100	80	87	118	122	136

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of the company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the company with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based solely on such review, we identified three filings that were not made on a timely basis. Paul Edwards was late in filing his Form 3 to report his initial ownership. Maitland Trustees Limited, was late in filing one Form 4 to report the sale of shares of common stock. Brait, S.A., was late in filing one Form 4 to report the sale of shares of common stock.
Other Matters
     Our Board knows of no other business that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the annual meeting or any adjournment or postponement thereof. It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
Annual Report on Form 10-K
     A copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2006 is being distributed along with this proxy statement. We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. It is also available on our website (www.net1ueps.com). In addition, the report (with exhibits) is available at the SEC’s website (www.sec.gov).
Shareholder Proposals for the 2007 Annual Meeting
     Qualified shareholders who wish to have proposals presented at the 2007 annual meeting of shareholders must deliver them to the company by July 3, 2007, in order to be considered for inclusion in next year’s proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act.
     Any shareholder proposal or director nomination for our 2007 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if we receive it after July 3, 2007. Such proposals and nominations must be made in accordance with Section 2.08 of our Amended and Restated By-Laws. An untimely proposal may be excluded from consideration at our 2007 annual meeting. All proposals and nominations must be delivered to us at our principal executive offices at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

By Order of the Board of Directors, /s/ Serge C. P. Belamant Dr. Serge C. P. Belamant Chairman, President and Chief Executive Officer

November 1, 2006
     THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

EXHIBIT A
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN OF NET 1 UEPS
TECHNOLOGIES, INC.
1. Purpose of the Plan
     The Company hereby establishes the Amended and Restated 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. (the “Plan”), which is a continuation, and amendment and restatement of the 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. and Its Subsidiaries, as amended by Amendment No. 1 thereto. The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2. Definitions
     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.
(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.
(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
(e)	Board: The Board of Directors of the Company.
(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
(g)	Committee: The Board, or such committee of the Board as it shall designate from time to time, in accordance with Section 4.
(h)	Company: Net 1 UEPS Technologies, Inc., a Florida corporation.
(i)	Disability: Inability of a Participant to perform in all material respects the Participant’s duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or the Participant’s representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.
(j)	Effective Date: June 7, 2004.
(k)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(l)	Fair Market Value: On a given date, (i) if the Shares are registered under Section 12(b) or 12(g) of the Act, and listed for trading on a national exchange or market, the term “Fair Market Value” shall mean, as applicable, (a) the closing price on the relevant date, the average of the high and low sale price on the relevant date, or the average of the closing price over a period of up to thirty consecutive days immediately prior to or including the relevant date, as determined in the Committee’s discretion, as quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market; (b) the last sale price on the relevant date or the average of the last sale price over a period of up to thirty consecutive days immediately prior to or including the relevant date, as determined in the Committee’s discretion, as quoted on the Nasdaq Capital Market; (c) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Committee’s discretion; or (d) if the Shares are not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Shares, or by such other source, selected by the Committee; provided, however, that if an average of prices over a period of days is not applicable and no public trading of the Shares occurs on the relevant date but the Shares are so listed, then Fair Market Value shall be determined as of the earliest preceding date on which trading of the Shares does occur; and (ii) if the Shares on the relevant date are not listed for trading on a national exchange or market, then Fair Market Value shall be the value established by the Committee in good faith.

(m)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(n)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(o)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(p)	Option: A stock option granted pursuant to Section 6 of the Plan.

(q)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r)	Participant: An employee, director or consultant of the Company or a Subsidiary who is selected by the Committee to participate in the Plan.

(s)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(t)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u)	Plan: The Amended and Restated 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc.

(v)	Shares: Shares of common stock, par value $0.001 per share, of the Company.

(w)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(x)	Subsidiary: With reference to the Company, a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).
3. Shares Subject to the Plan
(a)	The total number of Shares which may be issued under the Plan is 5,752,580. The maximum number of Shares for which Options and Stock Appreciation Rights (or Awards other than in Section 8(b)) may be granted during a calendar year to any Participant shall be 569,120. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan. Shares delivered to the Company as part or full payment for the exercise of an Option or to satisfy withholding obligations upon the exercise of an Option, in each case if permitted by the Committee, may be granted again under the Plan.
4. Administration
          The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof, which Committee shall consist, unless otherwise determined by the Board, (i) during any period that the Company is subject to Section 16 of the Act, solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and (ii) during any period that the Company is subject to Section 162(m) of the Code, solely of “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to grant awards consistent with the terms of the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.
5. Limitations
          No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
6. Terms and Conditions of Options
          Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.
(b)	Exercisability. Options granted under the Plan shall vest and become exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Unless otherwise provided in an Award agreement, an Option shall vest with respect to twenty percent (20%) of the Shares initially covered by the Option on each of the first, second, third, fourth and fifth anniversaries of the date the Option was granted, subject to the Participant’s continued Employment with the Company and the other terms and conditions of the Plan and the Award agreement.
(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, except as otherwise provided in an Award agreement, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full, in accordance with Committee procedures, at the election of the Participant (i) in cash (US dollars) or cash equivalent acceptable to the Committee (including offset against US dollars, if any, owed by the Company to the Participant as of the date of exercise, subject to any required regulatory approval), (ii) if permitted by the Committee, by tender to the Company, or attestation to the ownership, of whole Shares owned by the Participant, including Shares deliverable upon exercise of the Option, (iii) to the extent permitted by the Committee, if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker in a form acceptable to the Committee providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares obtained upon the exercise of the Option, (iv) if permitted by the Committee, with a promissory note in such form as the Committee may specify that bears a market rate of interest and is fully recourse, (v) by any other means acceptable to the Committee, or (vi) by any combination of the foregoing as may be permitted by the Committee, in its sole discretion. Shares tendered in payment of the Exercise Price will be valued at their Fair Market Value as of the date that the exercise occurs. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant owns ten percent or more of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or potion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
7. Terms and Conditions of Stock Appreciation Rights
(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.
(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.
(d)	Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.
8. Other Stock-Based Awards
(a)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Unless otherwise provided in an Award agreement, Other Stock-Based Awards shall vest with respect to twenty percent (20%) of the Shares initially covered by such Other Stock-Based Award on each of the grant date and the first, second, third and fourth anniversaries of the date such Award was granted, subject to the Participant’s continued Employment with the Company and the other terms and conditions of the Plan and the Award agreement.

(b)	Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be: (x) with respect to Performance-Based Awards that are Options, 569,120. Shares and (y) with respect to Performance-Based Awards that are not Options, $20,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.
9. Adjustments Upon Certain Events
          Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)	In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spinoff, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any stock appreciation right and/or (v) any other affected terms of such Awards.

(b)	In the event a significant corporate transaction such a sale of voting stock, merger, sale of substantial assets, or other similar corporate event involving the Company, occurs after the Effective Date, (i) if determined by the Committee in the applicable Award agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Corporate transaction, and (ii) the Committee may, but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in such corporate transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (C) provide that for a period of at least 15 days prior to the consummation of such corporate transaction, such Options shall be exercisable as to all shares subject thereto and that upon the consummation of such corporate transaction, such Options shall terminate and be of no further force and effect.
10. No Right to Employment or Awards
          The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the Employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
11. Successors and Assigns
          The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
12. Nontransferability of Awards
          Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
13. Amendments or Termination
          The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.
14. International Participants
          With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15. Choice of Law
          The Plan shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws.
16. Effectiveness of the Plan
          The 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. and Its Subsidiaries initially became effective June 7, 2004, and was amended by Amendment No. 1 thereto on June 21, 2006. The Board, on August 24, 2006, approved the Plan’s further amendment, as set forth herein, subject to approval of the shareholders of the Company at the 2006 Annual Meeting of the Shareholders or a special meeting of the shareholders at which the Plan, as amended and restated, is presented for approval, provided that any such special meeting is held within twelve months of the date this amended and restated Plan is adopted by the Board.

NET 1 UEPS TECHNOLOGIES, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     This proxy is solicited on behalf of the Board of Directors of Net 1 UEPS Technologies, Inc. for the Annual Meeting of Shareholders to be held on December 1, 2006. The undersigned appoints Dr. Serge C.P. Belamant and Herman G. Kotze, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Net 1 UEPS Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on December 1, 2006, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR ALL nominees for director and FOR proposals 2 and 3.

Address Change

Net 1 UEPS Technologies, Inc.

P.O. BOX 11057

NEW YORK, N.Y. 10203-0057

▼ DETACH PROXY CARD HERE ▼

Mark, Sign, Date and Return	☑
this Proxy Card Promptly	Votes must be indicated
Using the Enclosed Envelope.	(x) in Black or Blue ink.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS:

	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐	To change your address, please mark this box and provide new address where indicated on the reverse side of this Proxy Card.	☐

Nominees:		Dr. Serge C.P. Belamant, Herman G. Kotze, Christopher S. Seabrooke, Antony C. Ball, Alasdair J.K. Pein, Paul Edwards and Florian P. Wendelstadt					To include any comments, please mark this box.	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space:

2.	PROPOSAL TO AMEND AND RESTATE THE 2004 STOCK INCENTIVE PLAN TO INCREASE BY 2,845,600 SHARES THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN AND TO MAKE OTHER ADMINISTRATIVE REVISIONS.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE (SOUTH AFRICA) AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2007 FISCAL YEAR.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion upon such other matters as may properly come before the meeting.	S C A N L I N E
Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here Date	Co-Owner sign here Date